EXHIBIT 3(i).3

                      (Articles of Incorporation of OWOL Marketing)

                           ARTICLES OF INCORPORATION

                                       OF

                          ONE WORLD ONLINE INCORPORATED

         The undersigned natural person of the age of eighteen years or more, acting as the incorporator of a corporation under the Utah Revised Business Corporation Act, hereby adopts the following Articles of Incorporation for such corporation:
                                    ARTICLE I
                                      Name
         The name of this corporation is "One World Online Incorporated."

                                   ARTICLE II
                                    Duration
         The duration of this corporation is perpetual.

                                   ARTICLE III
                                    Purposes
         The purpose or purposes for which this corporation is organized are:

         A. To provide internet services.

         B. To engage in any other lawful act or activity for which corporations may be organized under the Utah Revised Business Corporation Act.

                                   ARTICLE IV
                                      Stock
         The aggregate number of shares which this corporation shall have authority to issue is 50,000,000 shares of common voting stock of a par value of one mill ($0.001) per share. All stock of the corporation shall be of the same class, common, and shall have the same rights and preferences. Fully paid stock of this corporation shall not be liable to any further call or assessment.

                                    ARTICLE V
                                    Amendment
         These Articles of Incorporation may be amended by the affirmative vote of a majority of the shares entitled to vote on each such amendment.

                                   ARTICLE VI
                               Shareholder Rights
         The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of stock of this corporation. Nor shall shareholders be entitled to vote cumulatively for directors of the corporation.

                                   ARTICLE VII
                            Initial Office and Agent

                     The name of the corporation's original
            registered agent and the initial registered office are:

                           Leonard W. Burningham. Esq.
                           455 East 500 South, #205
                           Salt Lake City, Utah 84111

                                  ARTICLE VIII
                                    Directors
         The number of directors constituting the initial Board of Directors of this corporation is three. The names and addresses of persons who are to serve as directors until the first annual meeting of shareholders, or until their successors are elected and qualify, are:

                           Leonard W. Burningham
                           455 East 500 South, #205
                           Salt Lake City, Utah 84111
                           Brandon T. Burningham
                           455 East 500 South, #205
                           Salt Lake City, Utah 84111
                           Sheryl Ross
                           455 East 500 South, #205
                           Salt Lake City, Utah 84111

                                   ARTICLE IX
                                  Incorporator

                  The name and address of the Incorporator is:

                           Leonard W. Burningham
                           455 East 500 South, #205
                           Salt Lake City, Utah 84111

                                    ARTICLE X
               Common Directors - Transactions Between Corporation
         No contract or other transaction between this corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof which authorizes, approves, or ratifies such contract or transaction, or because his, her or their votes are counted for such purposes if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested Director; (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable to the corporation.
         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves, or ratifies such contract or transaction.

                                                  /s/ Leonard W. Burningham
                                                  ---------------------------
                                                  Leonard W. Burningham, Esq.

STATE OF UTAH                       )
                                    ):ss
COUNTY OF SALT LAKE                 )

         I, Sheryl Ross, a Notary Public, hereby certify that on the 12th day of November, 1998, Leonard W. Burninglam personally appeared before me who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator and registered agent and that the statements therein contained are true.

                                              /s/ Sheryl A. Ross
                                              ------------------
                                              NOTARY PUBLIC
                                              Residing at Salt Lake County, Utah